Consent of Independent Auditors


      We consent to the incorporation by reference in the Registration Statement Form S-3 No. 333-51991 of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc. of our report dated December 15, 1998, with respect to the consolidated financial statements and schedules of Hovnanian Enterprises, Inc. included in this Annual Report Form 10-K for the year ended October 31, 1998.



                              /S/ ERNST & YOUNG LLP
                              Ernst & Young LLP


New York, New York
January 14, 1999